UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 9, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 9, 2016, Customers Bancorp, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the underwriters named therein (collectively, the "Underwriters"), relating to the offer and sale in an underwritten offering of 3,000,000 shares of the Company's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F (the "Series F Preferred Stock").  The shares of Series F Preferred Stock were sold at a public offering price of $25.00 per share.  The Underwriters have agreed to purchase the shares from the Company at a discount of $0.7875 per share. The Company has granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Series F Preferred Stock from the Company at the public offering price less the underwriting discount. Dividends on the Series F Preferred Stock will accrue and be payable quarterly in arrears, at a fixed rate per annum equal to 6.00% from the original issue date to, but excluding, December 15, 2021, and thereafter at a floating rate per annum equal to three-month LIBOR on the related dividend determination date plus a spread of 4.762% per annum. The offering is expected to close on September 16, 2016 subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the offering of the shares of Series F Preferred Stock.  In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to the Company's effective registration statement on Form S-3 (File No. 333-209760) previously filed with the SEC, including the prospectus contained therein, and the preliminary prospectus supplement, free writing prospectus and final prospectus supplement, each dated September 9, 2016 and filed by the Company with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure

On September 9, 2016 the Company issued a press release regarding the pricing terms of its previously announced underwritten public offering of shares of its Series F Preferred Stock.  A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, attached hereto and incorporated by reference into Item 7.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed incorporated by reference into any of the Company's reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto and incorporated by reference into Item 7.01, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2016 between the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the underwriters named therein.
99.1	Press Release, dated September 9, 2016 regarding the pricing of the offering of the Series F Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date:            September 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2016 between the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the underwriters named therein.
99.1	Press Release, dated September 9, 2016 regarding the pricing of the offering of the Series F Preferred Stock.